EXHIBIT 99.1


            CENDANT CORPORATION AND AMERICAN BANKERS INSURANCE GROUP
                                MAKE ANNOUNCEMENT



Parsippany,  NJ and Miami,  FL,  October 13, 1998 - Cendant  Corporation  (NYSE:
CENDANT CORPORATION) and American Bankers Insurance Group, Inc. (NYSE: ABI) announced today their mutual decision to terminate their merger agreement which provided for the Company's acquisition of ABI.

In connection with the termination, the Company and ABI have released each other from any claims relating to the Company's proposed acquisition of ABI and the Company has made a $400 million cash payment to ABI. As a result of the termination of the Merger Agreement, the Company has terminated its pending tender offer for ABI shares.


Media Contact:                                               Investor Contact:
Elliot Bloom                                                 Denise L.  Gillen
973-496-8414                                                 973-496-7303


Kekst and Company                                            ABI
Jim Fingeroth                                                P.  Bruce Camacho
Tom Davies                                                   305-252-7060
212-521-4800




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